Exhibit 99.2

NOTICE OF FULL REDEMPTION TO HOLDERS OF
2.375% EXCHANGEABLE SENIOR NOTES DUE 2033 ISSUED BY
EXTRA SPACE STORAGE LP CUSIP Number: 30225VAC1

NOTICE IS HEREBY GIVEN pursuant to Section 16.02 of the Indenture, dated as of June 21, 2013 (the “Indenture”), among Extra Space Storage LP, as issuer (the “Company”), Extra Space Storage Inc., as guarantor (the “Guarantor”), and Wells Fargo Bank, N.A., as trustee and paying agent (the “Trustee” or “Paying Agent”), that the Company intends to redeem in full any and all of the Company’s 2.375% Exchangeable Senior Notes due 2033 (the “Notes”) outstanding on July 5, 2018 (the “Redemption Date”) at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Redemption Price”). As of June 7, 2018, there was outstanding $11,552,000 aggregate principal amount of the Notes. All capitalized terms used but not specifically defined in this Notice of Redemption shall have the meanings given to such terms in the Indenture and the Notes.

The Redemption Price will become due and payable on the Redemption Date, and unless the Company defaults in making payment of the Redemption Price, interest on the Notes will cease to accrue on and after the Redemption Date. Payment of the Redemption Price will be made on or after the Redemption Date upon presentation and surrender of the Notes to the Trustee, which will be acting as the Paying Agent, as follows:

Wells Fargo Bank, National Association

By Air Courier Service:	By Registered or Certified Mail courier:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
MAC - N9300-070	MAC - N9300-070
Corporate Trust Operations	Corporate Trust Operations
600 Fourth Street South, 7th Floor	600 Fourth Street South, 7th Floor Avenue
Minneapolis, MN 55415-1517	Minneapolis, MN 55415-1517
Facsimile (eligible institutions only): (612) 667-6282
            Telephone Inquiries: (800) 344-5128
Email Inquiries:
bondholdercommunications@Wellsfargo.com

Delivery of this instrument to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.

Holders of the Notes have the right to exchange their Notes into the Guarantor’s common stock, par value $0.01 per share, subject to the terms, conditions and adjustments specified in the Indenture and the Notes; however, Notes may only be surrendered for exchange prior to 5:00 p.m., New York City time, on July 2, 2018, the second Business Day immediately prior to the Redemption Date. In addition, holders of record as of June 15, 2018 shall receive the full interest payment due on July 1, 2018, regardless of whether their Notes have been exchanged following June 15, 2018. The Notes are currently exchangeable at an Exchange Price of approximately $52.82 per share and an Exchange Rate of approximately 18.9322 shares of the Guarantor’s common stock per $1,000 principal amount of Notes. The Company will not withhold any percentage of the Redemption Price under Section 1445 of the Internal Revenue Code of 1986, as amended, in connection with the exchange of any of the Notes.

Questions and requests for assistance may be directed to the Trustee and Paying Agent at the address above or at telephone number (800) 344-5128, or to Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121, Attn: Investor Relations, telephone number (801) 365-4600.

IMPORTANT NOTICE

Pursuant to U.S. federal tax laws, you have a duty to provide the applicable type of tax certification form issued by the U.S. Internal Revenue Service (“IRS”) to Wells Fargo Bank, N.A. Corporate Trust Services to ensure payments are reported accurately to you and to the IRS.  In order to permit accurate withholding (or to prevent withholding), a complete and valid tax certification form must be received by Wells Fargo Bank, N.A. Corporate Trust Services before payment of the redemption proceeds is made to you. Failure to timely provide a valid tax certification form as required will result in the maximum amount of U.S. withholding tax being deducted from any redemption payment that is made to you.

EXTRA SPACE STORAGE LP

By:    Wells Fargo Bank, N.A., as Trustee and Paying Agent

Date:    June 8, 2018 (updates original redemption notice dated May 31, 2018)